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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 21, 1995 appearing on page 42 of Business Records Corporation Holding Company's Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 43 of such Annual Report on Form 10-K.


/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP

Dallas, Texas
December 20, 1995